EXHIBIT 99.1

Las Vegas Sands Corp. Reports
First Quarter 2011 Results

•	Consolidated Adjusted Property EBITDA Increases 101.0% to Record $745.7 Million ($785.7 Million on hold adjusted basis) on Record Net Revenue of $2.11 Billion
•	Consolidated Adjusted Property EBITDA Margin Increases 750 Basis Points to 35.3%
•	Macau Property Operations Adjusted Property EBITDA Increases 46.1% to Record $378.6 Million with EBITDA Margin of 33.4%
•	Marina Bay Sands Generates Adjusted Property EBITDA of $284.5 Million and EBITDA Margin of 48.6% (On hold adjusted basis, Adjusted Property EBITDA of $311.0 Million and EBITDA Margin of 53.2%)
•	Consolidated Adjusted Earnings Per Diluted Share Reaches $0.37 Compared to $0.07 in the First Quarter of 2010

Las Vegas, NV (May 3, 2011) — Las Vegas Sands Corp. (NYSE: LVS) today reported financial results for the quarter ended March 31, 2011.

Company-Wide Operating Results

Net revenue for the first quarter of 2011 was a record $2.11 billion, an increase of 58.2% compared to $1.33 billion in the first quarter of 2010. Consolidated adjusted property EBITDA in the first quarter of 2011 increased 101.0% to $745.7 million (on hold adjusted basis $785.7 million), compared to $371.0 million in the year-ago quarter. Consolidated adjusted property EBITDA margin increased 750 basis points to 35.3% in the first quarter of 2011, compared to 27.8% in the first quarter of 2010.

On a GAAP (Generally Accepted Accounting Principles) basis, operating income in the first quarter of 2011 increased 242.6% to reach $485.9 million, compared to $141.8 million in the first quarter of 2010. The increase in operating income was principally due to stronger results across our portfolio of properties in Macau, and operations at Marina Bay Sands in Singapore, which opened in April 2010.

Adjusted net income (see Note 1) increased to $299.4 million, or $0.37 per diluted share, compared to $53.5 million, or $0.07 per diluted share, in the first quarter of 2010.

On a GAAP basis, net income attributable to common stockholders in the first quarter of 2011 increased to $228.2 million, compared to a net loss of $28.9 million in the first quarter of 2010. Diluted earnings per share in the first quarter of 2011 was $0.28, compared to a diluted loss per share of $0.04 in the prior year quarter. The improvement in our net income attributable to common stockholders of $257.1 million reflects the increase in operating income, partially offset by increases in net income attributable to noncontrolling interests (primarily Sands China Ltd.) and income tax expense.

First Quarter Overview

We are pleased to report record financial results for the first quarter of 2011. We set quarterly records for net revenue and adjusted property EBITDA during the quarter.  Strong revenue growth and margin expansion in Macau, together with the continuing ramp of growth in all areas at Marina Bay Sands in Singapore contributed to a strong financial performance overall.

In Macau, we experienced stronger gaming volumes at each of our Sands China properties, The Venetian Macao, the Sands Macao and the Plaza Casino at the Four Seasons Hotel Macao, while adjusted property EBITDA margin expanded across the Sands China property portfolio to reach a market-leading 33.4%.  The growth of our higher margin mass table and slot businesses, together with the contribution from the important non-gaming components of our integrated resort business model, continue to drive significant margin expansion at Sands China.  With our strong business momentum, we look forward to introducing our next integrated resort destination, the 13.7 million square foot development on parcels 5 and 6 on the COTAI Strip, the last major property to open in Macau for at least the next three years.

In Singapore, Marina Bay Sands produced $284.5 million of adjusted property EBITDA during the quarter and an EBITDA margin of 48.6%, although low hold on rolling play impacted our results by approximately $30 million in revenue.  Record mass gaming and slot volumes coupled with steady growth in non-gaming revenue streams including hotel, food and beverage, retail and entertainment reflect the broad appeal of the property to Singapore’s visitors from across the Asian region.  Looking ahead, as we open the property’s final amenities and as our current offerings mature, we are confident that Marina Bay Sands will continue to deliver on its fundamental promise, the generation of significant increases in business and leisure visitation to Singapore.  We are also confident that Marina Bay Sands will provide an ideal platform for strong growth in both gaming and non-gaming segments and will deliver outstanding returns for our company in the years ahead.

In Las Vegas, low hold on table games play impacted our financial performance in the quarter by about $45 million in revenue.  However, our quarterly results clearly reflect the implementation of our strategy to focus on cash-paying corporate group, convention and FIT customers, and to optimize our promotional activity for gaming customers as the Las Vegas market continues to recover.  While table games drop and slot handle this quarter naturally reflected the contraction expected with the decreased promotional activity, cash revenues from occupied rooms increased by more than 28% compared to the same quarter last year.  In addition, 97% of our occupied rooms during the quarter were sold to cash paying customers, compared to just 68% in the first quarter of 2010.  Our average daily rate also increased 2.4% as our group meeting and convention businesses expanded.  In Bethlehem, Sands Bethlehem produced another record quarter for net revenue, adjusted property EBITDA, and adjusted property EBITDA margin, reflecting healthy slot handle and growth from the introduction of table games play last year.

We are pleased that the financial benefits of our integrated resort business model, the successful execution of our deleveraging strategy, and the improving margin profile of our property portfolio in Asia are evident in our financial results.  While we are happy to have achieved quarterly records for net revenue and adjusted property EBITDA, we are particularly gratified to report that the flow through to earnings was again outstanding, with adjusted earnings per diluted share increasing over 428% to reach $0.37 in the quarter, compared to just $0.07 in the quarter one year ago.  We are confident that the continued execution of our organic growth initiatives and development and deleveraging strategies, together with the natural benefits of our strong cash flow generation, will produce outstanding growth in revenue, cash flow and bottom line profitability in the future.

Sands China Ltd. Consolidated Financial Results

Sands China Ltd. is a majority-owned subsidiary of the company, which owns and operates the company’s integrated resort properties and other assets in Macau. On a GAAP basis, total net revenues for Sands China Ltd. increased 22.6% to $1.16 billion in the first quarter of 2011, compared to $945.8 million in the first quarter of 2010. Adjusted property EBITDA for Sands China Ltd. increased 46.9% to $373.8 million in the first quarter of 2011, compared to $254.5 million in the first quarter of 2010. Net income for Sands China Ltd. increased 131.3% to $262.1 million in the first quarter of 2011, compared to $113.3 million in the first quarter of 2010.

The Venetian Macao First Quarter Operating Results

The Venetian Macao continues to enjoy strong visitation and financial performance.  The property delivered adjusted property EBITDA of $228.4 million for the first quarter of 2011 and a record 35.8% adjusted property EBITDA margin, an increase of 490 basis points over the first quarter of 2010. Gaming volumes were healthy in each segment of the business. Non-Rolling Chip drop was $980.6 million for the quarter, an increase of 6.4% compared to the same quarter last year, while Non-Rolling Chip win percentage was 27.9%. Rolling Chip volume during the quarter increased 23.3% to $12.39 billion, reflecting increased play from both existing and new gaming promoters, although hold was down compared to last year and was slightly below our expected range of Rolling Chip win percentage.  Slot handle was $743.1 million, an increase of 10.8% compared to the quarter one year ago.  RevPAR increased 5.3% to $197, due to higher ADR, although occupancy was down as expected due to the implementation of a more targeted promotional policy for hotel rooms.

The following table summarizes our key operating results for The Venetian Macao for the first quarter of 2011 compared to the first quarter of 2010:

	Three Months Ended
The Venetian Macao Operations	March 31,
(Dollars in millions)	2011	2010	$ Change	Change
Revenues:
Casino	$553.4	$474.8	$78.6	16.6%
Rooms	50.2	47.6	2.6	5.5%
Food and Beverage	18.3	16.0	2.3	14.4%
Retail and Other	36.6	38.7	(2.1)	-5.4%
Less - Promotional Allowances	(20.2)	(27.4)	7.2	26.3%
Net Revenues	$638.3	$549.7	$88.6	16.1%

Adjusted Property EBITDA	$228.4	$169.9	$58.5	34.4%
EBITDA Margin %	35.8%	30.9%		4.9 pts

Operating Income	$180.8	$113.9	$66.9	58.7%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$12,389.0	$10,049.7	$2,339.3	23.3%
Rolling Chip Win %(1)	2.69%	2.92%		-0.23 pts

Non-Rolling Chip Drop	$980.6	$921.9	$58.7	6.4%
Non-Rolling Chip Win %(2)	27.9%	25.1%		2.8 pts

Slot Handle	$743.1	$670.7	$72.4	10.8%
Slot Hold %(3)	6.9%	7.4%		-0.5 pts

Hotel Statistics

Occupancy %	86.5%	92.8%		-6.3 pts
Average Daily Rate (ADR)	$227	$202	$25	12.4%
Revenue per Available Room (RevPAR)	$197	$187	$10	5.3%

(1)This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).
(2)This compares to The Venetian Macao’s trailing 12 month Non-Rolling Chip win percentage of 26.2% (calculated before discounts).
(3)This compares to The Venetian Macao’s trailing 12 month slot hold percentage of 7.1% (calculated before slot club cash incentives).

Sands Macao First Quarter Operating Results

Sands Macao’s outstanding first quarter operating performance reflected the Sands’ strong competitive positioning on the Macau peninsula and the healthy growth in the Macau market overall. Gaming volumes were stronger across the board, while margins significantly expanded.  Adjusted property EBITDA was $92.6 million in the quarter, an increase of 32.7% compared to the first quarter of 2010. Adjusted property EBITDA margin was 28.7% for the quarter, compared to 24.6% for the year-ago quarter.  Non-Rolling Chip drop increased 16.8% to $688.7 million, the strongest performance since the first quarter of 2008.  Rolling Chip volume reached an all-time property record $8.27 billion for the quarter, reflecting increased play from both existing and new gaming promoters, and reflecting an increase of 29.1% compared to the first quarter of 2010.  The positive financial impact of this growth in rolling play was curtailed somewhat by the lower hold on rolling play compared to last year.  Slot handle was another all-time property record at $435.9 million, reflecting strong high end slot play.  Slot handle increased 20.2% compared to the quarter one year ago.  RevPAR, ADR and occupancy were down compared to the same quarter last year as expected due to the implementation of a more targeted promotional policy for hotel rooms.

The following table summarizes our key operating results for the Sands Macao for the first quarter of 2011 compared to the first quarter of 2010:

	Three Months Ended
Sands Macao Operations	March 31,
(Dollars in millions)	2011	2010	$ Change	Change

Revenues:
Casino	$315.7	$277.9	$37.8	13.6%
Rooms	5.5	6.6	(1.1)	-16.7%
Food and Beverage	10.0	9.0	1.0	11.1%
Retail and Other	2.4	1.3	1.1	84.6%
Less - Promotional Allowances	(10.8)	(11.0)	0.2	1.8%
Net Revenues	$322.8	$283.8	$39.0	13.7%

Adjusted Property EBITDA	$92.6	$69.8	$22.8	32.7%
EBITDA Margin %	28.7%	24.6%		4.1 pts

Operating Income	$83.9	$58.8	$25.1	42.7%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$8,269.4	$6,406.9	$1,862.5	29.1%
Rolling Chip Win %(1)	2.75%	3.18%		-0.43 pts

Non-Rolling Chip Drop	$688.7	$589.5	$99.2	16.8%
Non-Rolling Chip Win %(2)	20.3%	20.3%		0.0 pts

Slot Handle	$435.9	$362.5	$73.4	20.2%
Slot Hold %(3)	6.5%	6.1%		0.4 pts

Hotel Statistics

Occupancy %	84.9%	97.3%		-12.4 pts
Average Daily Rate (ADR)	$251	$262	$(11)	-4.2%
Revenue per Available Room (RevPAR)	$213	$254	$(41)	-16.1%

(1)This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).
(2)This compares to the Sands Macao’s trailing 12 month Non-Rolling Chip win percentage of 20.3% (calculated before discounts).
(3)This compares to the Sands Macao’s trailing 12 month slot hold percentage of 5.9% (calculated before slot club cash incentives).

Four Seasons Hotel Macao and Plaza Casino First Quarter Operating Results

The Four Seasons Hotel Macao and Plaza Casino generated a record $57.5 million of adjusted property EBITDA for the first quarter of 2011. ADR and RevPAR were up strongly, while gaming revenues increased over 77.7% compared to the same quarter last year.  The property’s operating results were positively impacted by higher than expected Rolling Chip win percentage.  Rolling Chip volume increased 6.2% to $3.95 billion during the quarter. Slot handle continued to expand, reaching $187.5 million, an increase of 26.0% compared to last year’s quarter. Non-Rolling Chip table games drop decreased 16.8% to $82.4 million, although Non-rolling win was up compared to the year ago quarter due to a higher table games hold rate this quarter compared to the same quarter last year.  Hotel occupancy was 64.6% during the quarter, with ADR increasing 22.7% to $341, compared to $278 in the same quarter last year.  RevPAR increased 8.4% to $220, due to higher ADR.  Occupancy was down as expected due to the implementation of a more targeted promotional policy for hotel rooms.

The following table summarizes our key operating results for the Four Seasons Hotel Macao and Plaza Casino for the first quarter of 2011 compared to the first quarter of 2010:

	Three Months Ended
Four Seasons Hotel Macao and Plaza Casino Operations	March 31,
(Dollars in millions)	2011	2010	$ Change	Change

Revenues:
Casino	$160.8	$90.5	$70.3	77.7%
Rooms	7.5	6.6	0.9	13.6%
Food and Beverage	5.0	5.1	(0.1)	-2.0%
Retail and Other	5.8	6.7	(0.9)	-13.4%
Less - Promotional Allowances	(7.0)	(6.6)	(0.4)	-6.1%
Net Revenues	$172.1	$102.3	$69.8	68.2%

Adjusted Property EBITDA	$57.5	$19.5	$38.0	194.9%
EBITDA Margin %	33.4%	19.0%		14.4 pts

Operating Income (Loss)	$42.7	$4.2	$38.5	916.7%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$3,948.0	$3,717.9	$230.1	6.2%
Rolling Chip Win %(1)	3.90%	2.48%		1.42 pts

Non-Rolling Chip Drop	$82.4	$99.0	$(16.6)	-16.8%
Non-Rolling Chip Win %(2)	40.1%	25.3%		14.8 pts

Slot Handle	$187.5	$148.8	$38.7	26.0%
Slot Hold %(3)	6.5%	5.6%		0.9 pts

Hotel Statistics

Occupancy %	64.6%	72.9%		-8.3 pts
Average Daily Rate (ADR)	$341	$278	$63	22.7%
Revenue per Available Room (RevPAR)	$220	$203	$17	8.4%

(1)This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).
(2)This compares to the Plaza Casino’s trailing 12 month Non-Rolling Chip win percentage of 29.0% (calculated before discounts).
(3)This compares to the Plaza Casino’s trailing 12 month slot hold percentage of 5.9% (calculated before slot club cash incentives).

Marina Bay Sands First Quarter Operating Results

Marina Bay Sands in Singapore delivered adjusted property EBITDA of $284.5 million and adjusted property EBITDA margin of 48.6%. On a hold adjusted basis, adjusted property EBITDA would have been $311.0 million and adjusted property EBITDA margin would have been 53.2%.  Net revenue in the quarter was $584.9 million. The property continued to build momentum during the quarter as additional dining, entertainment, group meeting, convention and exhibition, and retail offerings came online throughout the quarter.

Gaming volumes were healthy in each segment of the business. Rolling Chip volume was $10.13 billion for the quarter.  Non-Rolling Chip drop reached $986.4 million with Non-Rolling Chip win percentage of 22.6%. Slot handle, which includes play from electronic table games, reached $2.04 billion for the quarter with slot hold percentage of 5.3%.

The Room, Food and Beverage, and Retail segments of the property all reflected growth as the property’s offerings and amenities continued to mature.  Occupancy, Average Daily Rate and RevPAR all expanded during the quarter.

The following table summarizes our key operating results for Marina Bay Sands for the first quarter of 2011:

Three Months Ended
Marina Bay Sands Operations	March 31,
(Dollars in millions)	2011

Revenues:
Casino	$464.4
Rooms	55.8
Food and Beverage	43.2
Retail and Other	53.3
Less - Promotional Allowances	(31.8)
Net Revenues	$584.9

Adjusted Property EBITDA	$284.5
EBITDA Margin %	48.6%

Operating Income	$196.7

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$10,132.3
Rolling Chip Win %(1)	2.56%

Non-Rolling Chip Drop	$986.4
Non-Rolling Chip Win %	22.6%

Slot Handle	$2,041.8
Slot Hold %	5.3%

Hotel Statistics

Occupancy %	86.3%
Average Daily Rate (ADR)	$285
Revenue per Available Room (RevPAR)	$246

 (1)This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Las Vegas First Quarter Operating Results

The Venetian Las Vegas and The Palazzo delivered $65.2 million of adjusted property EBITDA for the first quarter of 2011, as a low hold rate on table games play negatively impacted our results by about $45 million in revenue.  Adjusted property EBITDA margin for the quarter was 21.4%.  Strong group meeting and convention business during the quarter drove a 29% increase in cash revenues from the sale of hotel rooms and an 11.5% increase in food and beverage revenues.  97% of occupied rooms during the quarter were sold to cash-paying customers, compared to just 68% in the first quarter of 2010.  Promotional allowances were also significantly reduced.  ADR increased 2.4% to $212, compared to $207 in the same quarter last year.

The following table summarizes our key operating results for our Las Vegas operations for the first quarter of 2011 compared to the first quarter of 2010:

	Three Months Ended
Las Vegas Operations	March 31,
(Dollars in millions)	2011	2010(1)	$ Change	Change

Revenues:
Casino	$83.1	$155.3	$(72.2)	-46.5%
Rooms	112.9	120.1	(7.2)	-6.0%
Food and Beverage	64.0	57.4	6.6	11.5%
Retail, Royalty Fee and Other	63.5	49.5	14.0	28.3%
Less - Promotional Allowances	(18.4)	(51.8)	33.4	64.5%
Net Revenues	$305.1	$330.5	$(25.4)	-7.7%

Adjusted Property EBITDA	$65.2	$105.3	$(40.1)	-38.1%
EBITDA Margin %	21.4%	31.9%		-10.5 pts

Operating Income (Loss)	$31.3	$41.3	$(10.0)	-24.2%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$476.6	$547.0	$(70.4)	-12.9%
Table Games Win %(2)	13.3%	23.4%		-10.1 pts

Slot Handle	$407.3	$637.8	$(230.5)	-36.1%
Slot Hold %(3)	8.5%	7.8%		0.7 pts

Hotel Statistics

Occupancy %	83.9%	91.3%		-7.4 pts
Average Daily Rate (ADR)	$212	$207	$5	2.4%
Revenue per Available Room (RevPAR)	$178	$189	$(11)	-5.8%

(1)  Revenue amounts and hotel statistics have been reclassified to conform to the current presentation.
(2)  This compares to our Las Vegas Operation’s trailing 12 month table games win percentage of 18.8% (calculated before discounts).
(3) This compares to our Las Vegas Operation’s trailing 12 month slot hold percentage of 7.8% (calculated before slot club cash incentives).

Sands Bethlehem First Quarter Operating Results

Net revenue for Sands Bethlehem in Pennsylvania was $91.0 million and adjusted property EBITDA reached $22.1 million for the first quarter of 2011, the highest total since the opening of the property in May 2009. EBITDA margin was also a record for the property at 24.3%, up 800 basis points compared to the first quarter of 2010.  The introduction of 89 table games in July 2010 expanded the property’s offerings and produced $119.0 million of table games drop during the quarter. Table games win percentage was 16.7%. Slot handle was $881.4 million for the quarter with slot hold percentage of 7.4%. Construction of the property’s 300-room hotel tower is progressing and the hotel is expected to open later this month.

The following table summarizes our key operating results for Sands Bethlehem for the first quarter of 2011 compared to the first quarter of 2010:

	Three Months Ended
Sands Bethlehem Operations	March 31,
(Dollars in millions)	2011	2010	$ Change	Change

Revenues:
Casino	$87.1	$63.3	$23.8	37.6%
Food and Beverage	5.0	4.6	0.4	8.7%
Retail and Other	2.6	1.5	1.1	73.3%
Less - Promotional Allowances	(3.7)	(2.2)	(1.5)	-68.2%
Net Revenues	$91.0	$67.2	$23.8	35.4%

Adjusted Property EBITDA	$22.1	$11.0	$11.1	100.9%
EBITDA Margin %	24.3%	16.3%		8.0 pts

Operating Income	$14.1	$3.6	$10.5	291.7%

Gaming Statistics
(Dollars in millions)

Table Games Drop(1)	$119.0
Table Games Win %	16.7%

Slot Handle	$881.4	$921.6	$(40.2)	-4.4%
Slot Hold %(2)	7.4%	6.9%		0.5 pts

(1)  Table games were introduced at the property on July 18, 2010.
(2) This compares to Sands Bethlehem’s trailing 12 month slot hold percentage of 7.1% (calculated before slot club cash incentives).

Other Factors Affecting Earnings

Other Asia adjusted property EBITDA, which is principally composed of losses from our CotaiJet ferry operation, was negative $4.6 million in the quarter.

Pre-opening expenses, related principally to Marina Bay Sands in Singapore and the Sheraton and St. Regis development on parcels 5 and 6 of the COTAI Strip in Macau, decreased to $9.5 million in the first quarter of 2011, compared to $37.5 million in the first quarter of 2010.

Depreciation and amortization expense was $190.2 million in the first quarter of 2011, compared to $153.1 million in the first quarter of 2010. The increase was principally driven by the opening of Marina Bay Sands in April 2010.

Interest expense, net of amounts capitalized, was $73.6 million for the first quarter of 2011, compared to $78.2 million during the first quarter of 2010. The decrease was principally the result of debt repayments made in the last three quarters of 2010, which lowered debt balances outstanding in the quarter compared to the first quarter of 2010.  Our weighted average borrowing cost in the first quarter of 2011 was 4.1%. Capitalized interest was $30.6 million during the first quarter of 2011, compared to $19.7 million during the first quarter of 2010. Corporate expense was $37.6 million in the first quarter of 2011, compared to $23.5 million in the first quarter of 2010. The increase was primarily driven by higher incentive compensation expenses attributable to the company’s improved financial and operating performance, as well as increased transportation and recruitment expenses.

Other expense, which was principally composed of foreign currency losses, was $4.7 million in the first quarter of 2011, compared to $6.4 million in the first quarter of 2010.

The company’s effective tax rate for the first quarter of 2011 was 11.0%. The effective tax rate includes a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate.

Net income attributable to noncontrolling interests during the first quarter of $75.2 million was principally related to Sands China Ltd.

Balance Sheet Items

Unrestricted cash balances as of March 31, 2011, were $3.13 billion, while restricted cash balances were $658.9 million. Of the restricted cash balances, $643.2 million pertains to construction for the Sheraton and St. Regis development on parcels 5 and 6 in Macau.

As of March 31, 2011, total debt outstanding, including the current portion, was $10.10 billion. Scheduled principal payments required for the remainder of 2011 total $652.3 million.

Capital Expenditures

Capital expenditures during the first quarter totaled $332.5 million, including construction and development activities of $158.0 million at Marina Bay Sands, $145.1 million in Macau, $18.2 million at Sands Bethlehem, and $11.2 million in Las Vegas.

###

Conference Call Information

The company will hold a conference call to discuss the company's results on Tuesday, May 3, 2011 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.lasvegassands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new ventures, substantial leverage and debt service, government regulation, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our gaming licenses, certificates and subconcession, infrastructure in Macau and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Note 1

Adjusted net income excludes pre-opening expense, development expense, gain or loss on disposal of assets, gain on early retirement of debt, preferred stock dividends, accretion to redemption value of preferred stock issued to the Principal Stockholder’s family, and preferred stock inducement and redemption premiums.

About Las Vegas Sands Corp.

Las Vegas Sands Corp. (NYSE: LVS) is a Fortune 500 company and the leading global developer of destination properties (integrated resorts) that feature premium accommodations, world-class gaming and entertainment, convention and exhibition facilities, celebrity chef restaurants, and many other amenities.

THE VENETIAN® and THE PALAZZO®, Five-Diamond luxury resorts on the Las Vegas Strip, are among the company’s properties in the United States. In Singapore, the iconic MARINA BAY SANDS® is the most recent addition to the company’s portfolio.

Through its majority-owned subsidiary Sands China Ltd., the company also owns a collection of properties in Macau, including THE VENETIAN® Macao, Four Seasons Hotel Macao and the Four Seasons-branded serviced-apartments at its COTAI STRIP® development, as well as the SANDS® Macao on the Macau peninsula.

The company is currently constructing a 6,400-room complex at the COTAI STRIP, which will feature the Sheraton and St. Regis hotel brands.

Las Vegas Sands is also committed to global sustainability through its SANDS Eco 360 program and is an active community partner through its various charitable organizations.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221
Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
First Quarter 2011 Results

Non-GAAP Reconciliations

Within the company’s first quarter 2011 press release, the company makes reference to certain non-GAAP financial measures including “adjusted net income,” “adjusted earnings per diluted share,” and “adjusted property EBITDA.”  Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  The specific reasons why the company’s management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.’s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Adjusted property EBITDA consists of operating income (loss) before depreciation and amortization, gain or loss on disposal of assets, pre-opening expense, development expense, stock-based compensation, corporate expense, and rental expense.  Reconciliations of GAAP operating income (loss) and GAAP net income (loss) attributable to Las Vegas Sands Corp. to adjusted property EBITDA are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

Revenues:
Casino	$1,664,489	$1,061,770
Rooms	231,974	180,782
Food and beverage	145,393	92,079
Convention, retail and other	164,655	108,215
	2,206,511	1,442,846
Less - promotional allowances	(94,592)	(107,958)
	2,111,919	1,334,888

Operating expenses:
Resort operations	1,374,480	969,697
Corporate expense	37,576	23,476
Rental expense	13,156	8,698
Pre-opening expense	9,471	37,459
Development expense	573	157
Depreciation and amortization	190,237	153,089
Loss on disposal of assets	499	492
	1,625,992	1,193,068

Operating income	485,927	141,820

Interest income	2,047	1,633
Interest expense, net of amounts capitalized	(73,585)	(78,165)
Other expense	(4,675)	(6,448)
Gain on early retirement of debt	-	2,176

Income before income taxes	409,714	61,016

Income tax expense	(45,211)	(13,202)

Net income	364,503	47,814

Net income attributable to noncontrolling interests	(75,180)	(30,233)

Net income attributable to Las Vegas Sands Corp.	289,323	17,581

Preferred stock dividends	(19,598)	(23,350)
Accretion to redemption value of preferred stock
issued to Principal Stockholder's family	(23,136)	(23,136)
Preferred stock inducement and repurchase premiums	(18,433)	-

Net income (loss) attributable to common stockholders	$228,156	$(28,905)

Basic earnings (loss) per share	$0.32	$(0.04)

Diluted earnings (loss) per share	$0.28	$(0.04)

Weighted average shares outstanding:

Basic	723,389,226	660,280,641

Diluted	811,239,242	660,280,641

Exhibit 1

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted Property EBITDA:

Three Months Ended March 31, 2011

	Operating Income (Loss)	Depreciation and Amortization	(Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Rental Expense	Adjusted Property EBITDA

The Venetian Macao	$180,841	$43,279	$373	$197	$-	$1,441	$-	$2,269	$228,400

Sands Macao	83,913	7,812	101	-	-	469	-	353	92,648

Four Seasons Hotel Macao and Plaza Casino	42,680	13,354	85	629	-	95	-	704	57,547

Macau Property Operations	307,434	64,445	559	826	-	2,005	-	3,326	378,595

Las Vegas Operating Properties	31,318	54,080	(63)	-	(23,751)	3,581	-	-	65,165

Sands Bethlehem	14,118	7,321	-	155	-	515	-	-	22,109

United States Property Operations	45,436	61,401	(63)	155	(23,751)	4,096	-	-	87,274

Marina Bay Sands	196,727	55,906	687	2,570	18,941	1,957	-	7,683	284,471

Other Asia (2)	(14,027)	4,127	(2)	59	5,000	237	-	-	(4,606)

Other Development	(8,074)	175	(682)	6,434	-	-	-	2,147	-

Corporate	(41,569)	4,183	-	-	(190)	-	37,576	-	-

	$485,927	$190,237	$499	$10,044	$-	$8,295	$37,576	$13,156	$745,734

Three Months Ended March 31, 2010

	Operating Income (Loss)	Depreciation and Amortization	(Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Rental Expense	Adjusted Property EBITDA

The Venetian Macao	$113,887	$53,162	$54	$-	$-	$760	$-	$2,052	$169,915

Sands Macao	58,820	10,442	(311)	-	-	457	-	353	69,761

Four Seasons Hotel Macao and Plaza Casino	4,178	14,353	(5)	208	-	106	-	655	19,495

Macau Property Operations	176,885	77,957	(262)	208	-	1,323	-	3,060	259,171

Las Vegas Operating Properties	41,317	60,116	-	-	-	3,859	-	-	105,292

Sands Bethlehem	3,632	6,858	-	35	-	443	-	-	10,968

United States Property Operations	44,949	66,974	-	35	-	4,302	-	-	116,260

Other Asia (2)	(8,531)	3,918	-	(2)	-	183	-	-	(4,432)

Other Development	(44,988)	1,221	754	37,375	-	-	-	5,638	-

Corporate	(26,495)	3,019	-	-	-	-	23,476	-	-

	$141,820	$153,089	$492	$37,616	$-	$5,808	$23,476	$8,698	$370,999

(1)  During the three months ended March 31, 2011 and 2010, the Company recorded stock-based compensation expense of $20.2 million and $15.1 million, respectively, of which $11.8 million and $7.7 million, respectively, is included in corporate expense and $0.1 million and $1.6 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2) Primarily includes the results of the CotaiJet ferry operations.

Exhibit 2

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following is a reconciliation of Net Income Attributable to Las Vegas Sands Corp. to Adjusted Property EBITDA:
	Three Months Ended
	March 31,
	2011	2010

Net income attributable to Las Vegas Sands Corp.	$289,323	$17,581
Add (deduct):
Net income attributable to noncontrolling interests	75,180	30,233
Income tax expense	45,211	13,202
Gain on early retirement of debt	-	(2,176)
Other expense	4,675	6,448
Interest expense, net of amounts capitalized	73,585	78,165
Interest income	(2,047)	(1,633)
Loss on disposal of assets	499	492
Depreciation and amortization	190,237	153,089
Development expense	573	157
Pre-opening expense	9,471	37,459
Stock-based compensation (1)	8,295	5,808
Rental expense	13,156	8,698
Corporate expense	37,576	23,476

Adjusted Property EBITDA	$745,734	$370,999

(1) See prior page (Exhibit 2)

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues
(In thousands)
(Unaudited)
	Three Months Ended
	March 31,
	2011	2010

The Venetian Macao	$638,269	$549,695
Sands Macao	322,793	283,806
Four Seasons Hotel Macao and Plaza Casino	172,107	102,344
Las Vegas Operating Properties	305,075	330,510
Sands Bethlehem	91,030	67,241
Marina Bay Sands	584,925	-
Other Asia	33,773	24,172
Eliminations	(36,053)	(22,880)

	$2,111,919	$1,334,888

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDA as a Percentage of Net Revenues
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

The Venetian Macao	35.8%	30.9%
Sands Macao	28.7%	24.6%
Four Seasons Hotel Macao and Plaza Casino	33.4%	19.0%
Las Vegas Operating Properties	21.4%	31.9%
Sands Bethlehem	24.3%	16.3%
Marina Bay Sands	48.6%	N/A
Other Asia	-13.6%	-18.3%

Total	35.3%	27.8%

Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure - Adjusted Net Income and Adjusted Earnings Per Diluted Share
(In thousands, except share and per share data)
(Unaudited)
	Three Months Ended
	March 31,
	2011	2010

Net income (loss) attributable to common stockholders	$228,156	$(28,905)

Pre-opening expense, net	9,034	37,459
Development expense, net	573	157
Loss on disposal of assets, net	499	492
Gain on early retirement of debt	-	(2,176)
Preferred stock dividends	19,598	23,350
Accretion to redemption value of preferred stock
issued to Principal Stockholder's family	23,136	23,136
Preferred stock inducement and repurchase premiums	18,433	-

Adjusted net income	$299,429	$53,513

Per diluted share of common stock:
Net income (loss) attributable to common stockholders	$0.29	$(0.04)

Pre-opening expense, net	0.01	0.05
Development expense, net	-	-
Loss on disposal of assets, net	-	-
Gain on early retirement of debt	-	-
Preferred stock dividends	0.02	0.03
Accretion to redemption value of preferred stock
issued to Principal Stockholder's family	0.03	0.03
Preferred stock inducement and repurchase premiums	0.02	-

Adjusted earnings per diluted share	$0.37	$0.07

Weighted average diluted shares outstanding	811,239,242	768,467,691

Exhibit 4

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data Schedule
(Unaudited)
	Three Months Ended
	March 31,
	2011	2010

Room Statistics:
The Venetian Macao:
Occupancy %	86.5%	92.8%
Average daily room rate (ADR) (1)	$227	$202
Revenue per available room (RevPAR) (2)	$197	$187

Sands Macao:
Occupancy %	84.9%	97.3%
Average daily room rate (ADR) (1)	$251	$262
Revenue per available room (RevPAR) (2)	$213	$254

Four Seasons Hotel Macao and Plaza Casino:
Occupancy %	64.6%	72.9%
Average daily room rate (ADR) (1)	$341	$278
Revenue per available room (RevPAR) (2)	$220	$203

Las Vegas Operating Properties:
Occupancy %	83.9%	91.3%
Average daily room rate (ADR) (1)	$212	$207
Revenue per available room (RevPAR) (2)	$178	$189

Marina Bay Sands:
Occupancy %	86.3%	N/A
Average daily room rate (ADR) (1)	$285	N/A
Revenue per available room (RevPAR) (2)	$246	N/A

Casino Statistics:
The Venetian Macao:
Table games win per unit per day (3)	$11,268	$9,752
Slot machine win per unit per day (4)	$263	$253
Average number of table games	598	598
Average number of slot machines	2,151	2,185

Sands Macao:
Table games win per unit per day (3)	$9,824	$8,659
Slot machine win per unit per day (4)	$277	$212
Average number of table games	416	415
Average number of slot machines	1,133	1,166

Four Seasons Hotel Macao and Plaza Casino:
Table games win per unit per day (3)	$17,596	$11,055
Slot machine win per unit per day (4)	$697	$502
Average number of table games	118	118
Average number of slot machines	193	183

Las Vegas Operating Properties:
Table games win per unit per day (3)	$3,127	$6,065
Slot machine win per unit per day (4)	$142	$189
Average number of table games	226	234
Average number of slot machines	2,725	2,924

Sands Bethlehem:
Table games win per unit per day (3)	$2,874	N/A
Slot machine win per unit per day (4)	$239	$218
Average number of table games	77	N/A
Average number of slot machines	3,015	3,219

Marina Bay Sands:
Table games win per unit per day (3)	$8,693	N/A
Slot machine win per unit per day (4)	$525	N/A
Average number of table games	615	N/A
Average number of slot machines	2,289	N/A

(1)           ADR is calculated by dividing total room revenue by total rooms occupied.

(2)           RevPAR is calculated by dividing total room revenue by total rooms available.

(3)           Table games win per unit per day is shown before discounts and commissions.

(4)           Slot machine win per unit per day is shown before deducting cost for slot points.

Exhibit 5